UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc., entered into a renewal of its 364-day revolving credit facility (the "Credit Facility") with each of the banks from time to time party thereto and the Bank of New York, as collateral agent. A copy of the Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Credit Facility is for a line of credit up to $750 million to provide temporary liquidity to CME in circumstances where CME is entitled to use the security deposits and performance bonds of its clearing members to satisfy any outstanding obligations of any defaulting clearing member to CME as provided in the CME Rulebook and in circumstances where problems exist with a money transfer system that affect CME’s operations. The Credit Facility is collateralized by clearing firm security deposits and performance bonds held by CME. The Credit Facility also provides the Board of Directors of CME to authorize an increase in the line of credit from $750 million to $1 billion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

October 18, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as October 14, 2005, among Chicago Mercantile Exchange Inc. and each of the banks named party thereto and the Bank of New York, as collateral agent